UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Phone Script Option

Verbal Script – not to be emailed

Mr./Ms. FA,

I want to thank you for partnering with JPMorgan and our Large Cap Growth and Growth Advantage Funds.

As you probably know, LCG and GA are trying to move from a diversified to a non-diversified fund. This change will provide the fund management teams with more flexibility in how they manage the portfolio. In order to make this change, the shareholders have to approve this and the way they do that is by casting their votes. They can vote “for”, “against” or vote to “abstain”. Our board is recommending a vote “for” the change.

However, while shareholders have likely received phone calls and mailings asking them to vote their shares, unfortunately, many are simply ignoring these requests and haven’t cast their votes. Since our board is recommending a vote “for” this change, we wanted to make sure to bring this matter to your attention to allow you to engage in whatever steps you feel appropriate to assist in matters of this nature, such as contacting your clients that own LCG/GA and asking them to please vote their shares or authorize Broadridge to contact your clients. Note, returning a proxy card indicating you have no authority could help the LCG/GA Funds reach quorum (this is known as authorizing the use of uninstructed shares). Uninstructed shares will be counted for quorum purposes only and will not be voted on any proposal. We are aware of other firms that have authorized the use of uninstructed shares for this proposal.

Voting instructions can be found on the proxy card.

We wouldn’t ask for this if it wasn’t critically important.

Thank you.

Email Option – Follow up to Phone Conversation

Subject: JP Morgan Funds - Uninstructed Shares Request

Good <morning, afternoon, evening> [     ],

Thank you for taking the time to speak with me earlier <today, yesterday>. As we discussed, the Special Meeting of Shareholders (“Meeting”) for the JPMorgan Growth Advantage Fund and the JPMorgan Large Cap Growth Fund (“Funds”) has been adjourned to November 21, 2024, due to a lack of shareholder participation.

Because of this, the Funds are asking [ADD BROKER] for authorization to use uninstructed shares to help these Funds reach quorum for the Fund CUSIPs below. The uninstructed shares will be counted for quorum purposes only and will not be voted on any proposal(s).

FUND NAME	CUSIP
JPMorgan Growth Advantage Fund	62826M483
JPMorgan Growth Advantage Fund	4812A3692
JPMorgan Growth Advantage Fund	4812A3718
JPMorgan Growth Advantage Fund	46640W108
JPMorgan Growth Advantage Fund	48123X108
JPMorgan Growth Advantage Fund	46640W306
JPMorgan Growth Advantage Fund	46640W405
JPMorgan Growth Advantage Fund	62826M426
JPMorgan Large Cap Growth Fund	4812C0506
JPMorgan Large Cap Growth Fund	4812C0522
JPMorgan Large Cap Growth Fund	4812C2379
JPMorgan Large Cap Growth Fund	4812C0530
JPMorgan Large Cap Growth Fund	4812C2544
JPMorgan Large Cap Growth Fund	48121L841
JPMorgan Large Cap Growth Fund	4812CA108
JPMorgan Large Cap Growth Fund	4812CA207

Below is the e-mail text request that needs to be forwarded back to us, since Broadridge is not tabulating.

“For the CUSIPs listed below, please accept this as instruction that [ADD BROKER] has not received instructions on how to vote the shares on the proposal(s) at the Meeting or any adjournments thereof.”

FUND NAME	CUSIP
JPMorgan Growth Advantage Fund	62826M483
JPMorgan Growth Advantage Fund	4812A3692
JPMorgan Growth Advantage Fund	4812A3718
JPMorgan Growth Advantage Fund	46640W108

JPMorgan Growth Advantage Fund	48123X108
JPMorgan Growth Advantage Fund	46640W306
JPMorgan Growth Advantage Fund	46640W405
JPMorgan Growth Advantage Fund	62826M426
JPMorgan Large Cap Growth Fund	4812C0506
JPMorgan Large Cap Growth Fund	4812C0522
JPMorgan Large Cap Growth Fund	4812C2379
JPMorgan Large Cap Growth Fund	4812C0530
JPMorgan Large Cap Growth Fund	4812C2544
JPMorgan Large Cap Growth Fund	48121L841
JPMorgan Large Cap Growth Fund	4812CA108
JPMorgan Large Cap Growth Fund	4812CA207

Thanks again with your help on this matter.